EXHIBIT 10.33

Aspen Group, Inc.

720 South Colorado Blvd.

Suite 1150N

Denver, Colorado 80246

July 10, 2014

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Re:  Exercise of Warrants and Options

Dear ___________:

This letter agreement (the “Agreement”) makes reference to certain rights granted to you as a holder of certain convertible notes, warrants and/or options to purchase shares of common stock of Aspen Group, Inc. (the “Company”).

Pursuant to this Agreement, and in consideration of the Company selling common stock with 50% warrant coverage at $0.155 per share (each five-year warrant exercisable at $0.19 per share), in a new private placement, you hereby agree that you will not exercise your rights to purchase, pursuant to the warrants and/or options, any shares of common stock of the Company or convert your notes until such time as the Company informs you that the Company’s Certificate of Incorporation has been amended so that there is sufficient authorized capital to permit the exercise and conversion of all outstanding convertible notes, warrants, options and other derivative securities of the Company.

If the Company has not closed this private placement by August 31, 2014, this Agreement is null and void and not enforceable.

Sincerely yours,

Michael Mathews, Chief Executive Officer

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AGREED:

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